Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204908

Trigger Autocallable Contingent Yield Notes

Linked to

An Equity,

An Index, or

A Basket of Equities and/or Indices

Product Supplement

Dated May 2, 2016

(To Prospectus dated April 29, 2016)

The Notes
UBS AG may offer and sell Trigger Autocallable Contingent Yield Notes (the “Notes”) from time to time.

The Underlier(s)

Each of the Notes may be linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,
➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”),
➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”), or
➢	a weighted basket (an “underlying basket”) comprised of underlying equities and/or underlying indices (each a “basket asset”).

General Terms

This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The applicable prospectus supplement and applicable final terms supplement (together, the “applicable supplements”) to this product supplement will describe the specific terms of any Notes that we offer, including (i) the underlying asset or underlying basket and (ii) the specific manner in which such Notes may be offered.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement, the index supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; fourth, the index supplement; and last, the accompanying prospectus.

Unless otherwise specified in the applicable supplements, the general terms of the Notes are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”)
Booking Branch:	The booking branch of UBS will be specified in the applicable supplement.
Issue Price:	The issue price per Note will be set equal to 100% of the principal amount of each Note.
Trade Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.
Settlement Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.
Final Valuation Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Final Valuation Date”.
Maturity Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date”.
Principal Amount:	Unless otherwise specified in the applicable supplement, each Note will have a principal amount of $10 per Note (with a minimum investment of 100 Notes for a total of $1,000).
No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable supplement.
Calculation Agent:	UBS Securities LLC

Contingent Coupon Feature

Contingent Coupon:

The “contingent coupon” applicable to each observation date will be a fixed amount based upon a rate per annum (the “contingent coupon rate”), each as specified in the applicable supplement, as described further under “General Terms of the Notes — Contingent Coupon Feature”.

UBS will pay you a contingent coupon during the term of the Notes, periodically in arrears on each coupon payment date under the conditions described below:

➢  If the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier on any observation date, UBS will pay for each Note you hold the contingent coupon applicable to such observation date.

➢  If the closing level of the underlying asset or underlying basket is less than the coupon barrier on any observation date, UBS will not pay you the contingent coupon applicable to such observation date.

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of the underlying asset or underlying basket is less than the coupon barrier.

Observation Date(s):	One or more dates that will be specified in the applicable supplement. Observation dates are subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Observation Dates”.
Coupon Payment Date(s):	Each coupon payment date will generally be two to five business days following the relevant observation date as specified in the applicable supplement. The last possible coupon payment date will be the maturity date. The coupon payment dates are subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Coupon Payment Dates; Call Settlement Date”.
Coupon Barrier:	A specified level of the underlying asset or underlying basket that is less than the initial level as specified in the applicable supplement. The coupon barrier will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

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Automatic Call Feature

Automatic Call Feature:	UBS will automatically call the Notes (an “automatic call”) if the closing level of the underlying asset or underlying basket on any observation date prior to the final valuation date is equal to or greater than the initial level. If the Notes are subject to an automatic call, UBS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the contingent coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.

Payment at Maturity for the Notes

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Payment at Maturity:	If the Notes are not subject to an automatic call, at maturity UBS will pay you a cash payment, for each Note that you hold, that will be based on whether the final level is less than the downside threshold, calculated as follows:

➢  If the final level is equal to or greater than the downside threshold:

Principal Amount of $10.

➢  If the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Under these circumstances, you will lose a significant portion or all of your initial investment.

As discussed above, if the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier, UBS will also pay you the contingent coupon otherwise due on the maturity date.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payment on the Notes

Underlying Return:

The quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Final Level – Initial Level
Initial Level

Initial Level:

Unless otherwise provided in the applicable supplement, with respect to:

➢ an underlying equity, the closing level of such underlying equity on the trade date,

➢ an underlying index, the closing level of such underlying index on the trade date, or

➢ an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Final Level:

Unless otherwise provided in the applicable supplement, with respect to:

➢ an underlying equity, the closing level of such underlying equity on the final valuation date,

➢ an underlying index, the closing level of such underlying index on the final valuation date, or

➢ an underlying basket, a level of the underlying basket equal to the product of (i) the initial level of such underlying basket multiplied by (ii) the sum of one and the weighted performance of each basket asset measured from the trade date to the final valuation date.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Downside Threshold:	A specified level of the underlying asset or underlying basket that will be less than the initial level, as specified in the applicable supplement. The downside threshold will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

See “Risk Factors” beginning on page PS-17 of this product supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

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ADDITIONAL INFORMATION ABOUT THE NOTES

You should read this product supplement together with the prospectus dated April 29, 2016, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Notes are a part, the index supplement dated April 29, 2016, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Notes, may be linked, and any applicable supplements related to the Notes that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm
➢	Index Supplement dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus or index supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement

Product Supplement Summary	PS-1
What are the Trigger Autocallable Contingent Yield Notes?	PS-1
Contingent Coupon Feature	PS-1
Automatic Call Feature	PS-2
Payment at Maturity for the Notes	PS-2
Defined Terms Relating to Payment on the Notes	PS-2
The Notes are Part of a Series	PS-3
Specific Terms of Each Note Will Be Described in the Applicable Supplements	PS-3
Selected Purchase Considerations	PS-3
What are Some of the Risks of the Notes?	PS-4
What are the Tax Consequences of the Notes?	PS-8
Hypothetical Examples of How the Notes Perform	PS-11
Hypothetical Performance Scenarios	PS-13
Risk Factors	PS-17
General Terms of the Notes	PS-32
Denomination	PS-32
Contingent Coupon Feature	PS-32
Automatic Call Feature	PS-32
Payment at Maturity for the Notes	PS-32
Defined Terms Relating to Payment on the Notes	PS-33
Coupon Payment Dates; Call Settlement Date	PS-34
Observation Dates	PS-34
Maturity Date	PS-34
Final Valuation Date	PS-35
Closing Level	PS-35
Market Disruption Events	PS-36
Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation	PS-38
Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset	PS-38
Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset	PS-41
Delisting or Suspension of Trading in an Underlying Equity	PS-43
Delisting of ADRs or Termination of ADR Facility	PS-44
Delisting, Discontinuance or Modification of an ETF	PS-44
Redemption Price Upon Optional Tax Redemption	PS-45
Default Amount on Acceleration	PS-45
Default Amount	PS-46
Default Quotation Period	PS-46
Qualified Financial Institutions	PS-46
Manner of Payment and Delivery	PS-46
Regular Record Dates for Contingent Coupons	PS-47
Trading Day	PS-47
Business Day	PS-47
Role of Calculation Agent	PS-47
Booking Branch	PS-47
Use of Proceeds and Hedging	PS-48

Supplemental U.S. Tax Considerations	PS-49
Certain ERISA Considerations	PS-56
Supplemental Plan of Distribution (Conflicts of Interest)	PS-57

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average™	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

Product Supplement Summary

This product supplement describes terms that will apply generally to the Notes. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement together with any applicable prospectus supplement (collectively, the “applicable supplements”) will specify the underlying asset or underlying basket and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. In some instances, UBS AG may prepare a pricing supplement on the trade date, in lieu of a final terms supplement and related prospectus supplement. References in this product supplement to the “applicable supplements” or the “applicable final terms supplement” will also refer to the applicable pricing supplement as the context may require. You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes”, we mean the Trigger Autocallable Contingent Yield Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated April 29, 2016, of UBS. References to the “index supplement” mean the UBS index supplement dated April 29, 2016.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement, the index supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; fourth, the index supplement; and last, the accompanying prospectus.

What are the Trigger Autocallable Contingent Yield Notes?

The Notes are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,
➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”),
➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”), or
➢	a weighted basket (an “underlying basket”) comprised of underlying equities and/or underlying indices (each, a “basket asset”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If an underlying equity is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying asset or underlying basket will be specified in the applicable supplement to this product supplement.

Contingent Coupon Feature

UBS will pay you the applicable contingent coupon for each Note you own during the term of the Notes, periodically in arrears on the applicable coupon payment date, which will generally be two to five business days following the relevant observation date, if the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier on any observation date. However, if the closing level of the underlying asset or underlying basket is less than the coupon barrier on any observation date, UBS will not pay you the contingent coupon applicable to such observation date.

The “contingent coupon” applicable to each observation date will be a fixed amount based upon a rate per annum (the “contingent coupon rate”), each as specified in the applicable supplement, as described further under “General Terms of the Notes — Contingent Coupon Feature”.

The “coupon barrier” is a specified level of the underlying asset or underlying basket that is less than the initial level as specified in the applicable supplement. The coupon barrier for the underlying asset or underlying basket will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if the closing level is less than the coupon barrier on any observation date, UBS will not pay the contingent coupon on the corresponding coupon payment date.

PS-1

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of the underlying asset or underlying basket is less than the coupon barrier.

Automatic Call Feature

UBS will automatically call the Notes (an “automatic call”) if the closing level of the underlying asset or underlying basket on any observation date prior to the final valuation date is equal to or greater than the initial level. If the Notes are subject to an automatic call, UBS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the contingent coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.

Payment at Maturity for the Notes

If the Notes are not subject to an automatic call, at maturity UBS will pay you a cash payment, for each Note that you hold, that will be based on whether the final level is less than the downside threshold, calculated as follows:

➢	If the final level is equal to or greater than the downside threshold:

Principal Amount of $10.

➢	If the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Under these circumstances, you will lose a significant portion or all of your initial investment.

As discussed above, if the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier, UBS will also pay you the contingent coupon otherwise due on the maturity date.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Defined Terms Relating to Payment on the Notes

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

    Final Level − Initial Level
Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the trade date,
➢	an underlying index, the closing level of such underlying index on the trade date, or
➢	an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the final valuation date,

PS-2

➢	an underlying index, the closing level of such underlying index on the final valuation date, or
➢	an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured from the trade date to the final valuation date.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

The “downside threshold” will be a specified level of the underlying asset or underlying basket that will be less than the initial level, as specified in the applicable supplement. The downside threshold will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

The applicable supplement will specify the trade date, the settlement date, the potential call settlement dates, the observation dates, the coupon payment dates, the final valuation date and the maturity date, as well as the respective terms of each offering of the Notes, including the underlying asset or underlying basket.

The calculation agent may adjust the terms of the Notes for an underlying asset or underlying basket in the case of antidilution and reorganization events described below under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

The Notes are Part of a Series

The Notes are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Notes that may be identical in all respects, except that each offering may be linked to the performance of a different underlying asset or underlying basket and will be subject to the particular terms of the respective Notes set forth in the applicable supplements. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as specified in the applicable supplements. The performance of each offering of the Notes will depend solely upon the performance of the underlying asset or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Specific Terms of Each Note Will Be Described in the Applicable Supplements

The applicable supplements accompanying this product supplement describe the specific terms of your Notes. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read any applicable supplements in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Risk of loss at maturity — You may suffer losses at maturity depending on whether the final level is less than the downside threshold. If the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.
➢	Potential for contingent coupons — UBS will pay you a contingent coupon for each observation date on which the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier. Investors will not receive the contingent coupon applicable to an observation date if the closing level of the underlying asset or underlying basket is less than the coupon barrier on such observation date.
➢	Automatic call — The Notes will be subject to an automatic call if the closing level of the underlying asset or underlying basket is equal to or greater than the initial level on any observation date prior to the final valuation date.

PS-3

If the Notes are subject to an automatic call, UBS will pay on the call settlement date a cash payment per Note equal to the principal amount plus the contingent coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.
➢	The contingent repayment of principal applies only at maturity — If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or the underlying basket is equal to or greater than the downside threshold. All payments on the Notes are subject to the creditworthiness of UBS.
➢	Minimum investment — Unless otherwise specified in the applicable supplement, the Notes have a $10 principal amount per Note and a minimum investment of 100 Notes (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Note. Purchases and sales of the Notes made in the secondary market, if any exists, are not subject to the minimum investment of 100 Notes.

What are Some of the Risks of the Notes?

An investment in the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement and in the applicable supplements.

➢	Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily make periodic coupon payments or repay the principal amount of the Notes at maturity. If the Notes are not subject to an automatic call, UBS will repay you the principal amount of your Notes in cash only if the final level of the underlying asset or underlying basket is equal to or greater than the downside threshold and will only make such payment at maturity. If the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.
➢	The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or the underlying basket is equal to or greater than the downside threshold. All payments on the Notes are subject to the creditworthiness of UBS.
➢	You may not receive any contingent coupons with respect to your Notes — UBS will not necessarily make periodic coupon payments on the Notes. UBS will pay a contingent coupon for each observation date on which the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier. If the closing level of the underlying asset or underlying basket is less than the coupon barrier on any observation date, UBS will not pay you the contingent coupon applicable to such observation date. If the closing level of the underlying asset or underlying basket is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.
➢	Your potential return on the Notes is limited to the contingent coupons and you will not participate in any appreciation of the underlying asset or underlying basket or underlying constituents — The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of any appreciation of the underlying asset or underlying basket. In addition, your return on the Notes will vary based on the number of observation dates, if any, in which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Notes are subject to an automatic call, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Because the Notes may be subject to an automatic call as early as the first observation date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Furthermore, if the Notes are not subject to an automatic call, you may be subject to the decline in the level of the underlying asset or underlying basket even though you cannot participate in any appreciation in the level of the underlying asset or underlying basket. As a result, the return on an investment in the Notes could be less than the return on a direct investment in the underlying asset or underlying basket. In addition, as an owner of the Notes, you will not have voting rights or any other rights of a holder of any underlying equity or underlying constituents.
➢	A higher contingent coupon rate or lower downside threshold or coupon barrier may reflect greater expected volatility of the underlying asset or underlying basket, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the contingent coupon rate, coupon barrier and downside threshold, are based, in part, on the expected volatility of the underlying asset or

PS-4

underlying basket at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset or underlying basket. The greater the expected volatility of the underlying asset or underlying basket as of the trade date, the greater the expectation is as of that date that the closing level of the underlying asset or underlying basket could be less than the coupon barrier on any observation date and that the final level of the underlying asset or underlying basket could be less than the downside threshold on the final valuation date and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower downside threshold and/or coupon barrier than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, a relatively lower downside threshold and/or coupon barrier may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the underlying asset or underlying basket and the potential to lose a significant portion or all of your initial investment.
➢	Reinvestment risk — The Notes will be subject to an automatic call if the closing level of the underlying asset or underlying basket is equal to or greater than the initial level on any observation date prior to the final valuation date. Because the Notes could be subject to an automatic call, the term of your investment may be limited. In the event that the Notes are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Additionally, because the Notes will be subject to an automatic call if the closing level of the underlying asset or underlying basket is equal to or greater than the initial level on any observation date prior to the final valuation date, periods that do not result in the Notes being subject to an automatic call generally coincide with a period of greater risk of principal loss on your Notes.
➢	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.
➢	Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the underlying asset or underlying basket and, if an underlying asset is an index or an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the index or ETF (collectively, “underlying constituents”). The level of the underlying asset or basket asset, as applicable, can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents, such as stock or commodity price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.
➢	There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset or underlying basket will rise or fall and there can be no assurance that the closing level of the underlying asset or underlying basket will be equal to or greater than the coupon barrier on any observation date, or, if the Notes are not subject to an automatic call, that the final level of the underlying asset or underlying basket will be equal to or greater than the downside threshold. The levels of the underlying asset or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity (the “underlying equity issuer”) or, if any underlying asset or basket asset is an index or ETF, the issuer(s) of the underlying equity constituents (each, an “underlying constituent issuer”) or the constituent commodities of such index or ETF. If an underlying asset or basket asset, as applicable, is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing a significant portion or all of your initial investment. If an underlying asset or basket asset, as applicable, is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such index or ETF in general and its underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.
➢	You will not receive dividend payments on any underlying equity or underlying constituents or have the same rights as holders of any underlying asset or underlying constituent — The return on your Notes may not reflect

PS-5

the return you would realize if you actually owned the underlying equity or underlying constituents, as applicable. You will not receive any dividend payments or other distributions on any underlying equity or underlying constituents. As an owner of the Notes, you will not have voting rights or any other rights of a holder of any underlying equity or underlying constituents.
➢	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting an underlying equity, the calculation agent may make adjustments to the initial level, coupon barrier, downside threshold and/or final level, as applicable, of the affected underlying equity, and any other term of the Notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Notes and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable supplement as necessary to achieve an equitable result.
Common Stocks: Following certain reorganization events relating to an underlying equity issuer where such issuer is not the surviving entity, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call or the amount you receive at maturity may be based on the equity security of a successor to such underlying equity issuer in combination with any cash or any other assets distributed to holders of an underlying equity in such reorganization event. If an underlying equity issuer becomes subject to (i) a reorganization event whereby an underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) an underlying equity is delisted or otherwise suspended from trading, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call or the amount you receive at maturity may be based on a substitute security as defined below under “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.
ETFs: If an underlying equity is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call or the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Notes — Delisting, Discontinuance or Modification of an ETF”.
ADRs: If an underlying equity is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call or the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility”. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Notes and your payment at maturity, if any. For more information, see the sections “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset” in this product supplement, as well as the above-referenced sections.
➢	There may be little or no secondary market for the Notes — Unless otherwise specified in the applicable supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Notes and may stop making a market at any time. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.
➢	Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the price or level of the underlying asset or any underlying constituent; the volatility of the underlying asset or any underlying constituent; the dividend rate paid on any underlying equity or underlying constituents; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; whether the underlying asset or underlying basket is currently or has been below the coupon barrier; the composition of the underlying asset if the underlying asset is an index or ETF; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Notes and

PS-6

the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
➢	Impact of fees on the secondary market price of the Notes — Generally, the price of the Notes in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
➢	Potential UBS impact on an underlying asset or any underlying constituent — Trading or transactions by UBS or its affiliates in an underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of that underlying asset or any underlying constituent, may adversely affect the market price(s) or level(s) of that underlying asset on any observation date or the final valuation date and, therefore, the market value of the Notes and any payout to you of any contingent coupons or at maturity.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with an underlying equity issuer or any underlying constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call and the payment at maturity of the Notes, if any, based on observed levels of the underlying asset or basket assets. The calculation agent can postpone the determination of the initial level, closing level or final level of the underlying asset, underlying basket or basket asset (and therefore the related coupon payment date or maturity date, as applicable), on the trade date, any observation date or final valuation date, respectively.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset or underlying basket to which the Notes are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation.

Subject to the specific terms of your Notes, as specified in the applicable supplement, the Notes may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.
➢	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical investment in the underlying asset, underlying basket or its underlying constituents.
➢	You believe that the closing level of the underlying asset or underlying basket will be equal to or greater than the coupon barrier on the specified observation dates (including the final valuation date).
➢	You understand and accept that you will not participate in any appreciation in the level of the underlying asset or underlying basket and that your potential return is limited to the contingent coupons specified in the applicable supplement.
➢	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset or underlying basket.
➢	You do not seek guaranteed current income from your investment and are willing to forgo dividends paid on any underlying equity or underlying constituents.

PS-7

➢	You are willing to invest in securities that may be subject to an automatic call and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Notes.
➢	You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Notes, as specified in the applicable supplement, the Notes generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You are not willing to make an investment that may have the same downside market risk as a hypothetical investment in the underlying asset, underlying basket or its underlying constituents.
➢	You believe that the level of the underlying asset or underlying basket will decline during the term of the Notes and is likely to be less than the coupon barrier on the specified observation dates and the downside threshold on the final valuation date.
➢	You seek an investment that participates in the full appreciation in the level of the underlying asset or underlying basket or that has unlimited return potential.
➢	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset or underlying basket.
➢	You seek guaranteed current income from this investment or prefer to receive the dividends paid on any underlying equity or underlying constituents.
➢	You are unable or unwilling to hold securities that may be subject to an automatic call, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the section titled “Risk Factors” in this product supplement.

What are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Notes as a pre-paid derivative contract with respect to the underlying asset or underlying basket. If your Notes are so treated, and, although the U.S. federal income tax treatment of the contingent coupons is uncertain, we expect that any contingent coupon that is paid by UBS (including on the maturity date or upon an automatic call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information reporting obligations, if any, we intend to treat the contingent coupons as ordinary income.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the sale, exchange, automatic call, redemption or maturity of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss would be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Notes prior to a coupon observation date,

PS-8

but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

We believe that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent that an underlying equity issuer or underlying constituent issuer were treated as a “pass-thru entity”) or pursuant to some other characterization such that the timing and character of your income from the Notes could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Notes may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not contain downside protections.

The Internal Revenue Service (the “IRS”) has released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis in excess of any receipt of contingent coupons. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the Notes purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to the discussion under “Supplemental U.S. Tax Considerations” with respect to Section 871(m) of the Code and FATCA, we currently do not intend to withhold any tax on any contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Gain from the sale, exchange, automatic call, redemption or maturity of a Note or settlement at maturity generally will not be subject to U.S. tax to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange, automatic call, redemption or maturity and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by

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Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuers and/or the jurisdictions of the underlying constituent issuers, as applicable).

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Hypothetical Examples of How the Notes Perform

Set forth below is an explanation of the steps necessary to calculate the payment upon a coupon payment date, automatic call or at maturity of the Notes. The examples set forth under “Hypothetical Performance Scenarios” are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing level of the underlying asset or underlying basket relative to the initial level, coupon barrier or downside threshold. We cannot predict the final level or the closing level of the underlying asset or underlying basket. You should not take these examples as an indication or assurance of the expected performance of the underlying asset or underlying basket. The examples are based on the assumptions therein.

Calculate the Contingent Coupon on a Coupon Payment Date

UBS will pay you the applicable contingent coupon for each Note you own during the term of the Notes, periodically in arrears on the applicable coupon payment date, which will generally be two to five business days following the relevant observation date, if the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier on any observation date. However, if the closing level of the underlying asset or underlying basket is less than the coupon barrier on any observation date, UBS will not pay you the contingent coupon applicable to such observation date.

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of the underlying asset or underlying basket is less than the coupon barrier.

Calculate the Cash Payment upon an Automatic Call

The Notes will be subject to an automatic call if the closing level of the underlying asset or underlying basket is equal to or greater than the initial level on any observation date prior to the final valuation date. If the Notes are subject to an automatic call, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes.

Calculate the Cash Payment at Maturity

If the Notes are not subject to an automatic call, at maturity UBS will pay you a cash payment, for each Note that you hold, that will be based on whether the final level is less than the downside threshold, calculated as follows:

➢	If the final level is equal to or greater than the downside threshold:

Principal Amount of $10.

➢	If the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Under these circumstances, you will lose a significant portion or all of your initial investment.

As discussed above, if the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier, UBS will also pay you the contingent coupon otherwise due on the maturity date.

Calculation of the Underlying Return for an Underlying Asset

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the trade date and (ii) an underlying index, the closing level of the underlying index on the trade date, in each case as determined by the calculation agent.

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Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the final valuation date and (ii) an underlying index, the closing level of the underlying index on the final valuation date, in each case as determined by the calculation agent.

Calculation of the Underlying Return for an Underlying Basket

Where the payment at maturity is based on the performance of an underlying basket, the underlying return is the difference between the final level and initial level of the underlying basket and is expressed as a percentage of the initial level. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to an underlying basket, 100.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to an underlying basket, calculated by the calculation agent on the final valuation date as follows:

100 × (1 + (WBA1 × BAR1) + (WBA2 × BAR2) + (WBA3 × BAR3))

where

“W” is the respective weighting of each basket asset (i.e., BA1, BA2 and BA3) in the underlying basket, expressed as a percentage, and

“BAR” is the respective asset return for each basket asset (i.e., BA1, BA2 and BA3) calculated in the same manner described above under “Calculate the Underlying Return for an Underlying Asset”.

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Hypothetical Performance Scenarios

Based on the computation of the underlying return above, the following chart shows hypothetical performance scenarios at maturity for the Notes based on a range of underlying returns given the stated assumptions. These examples of how the Notes perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Notes

The below table illustrates the payment at maturity if the Notes are not subject to an automatic call and not accounting for contingent coupons paid prior to maturity, if any, for a hypothetical offering of the Notes with a $10 principal amount and a minimum investment of 100 Notes (for a total minimum purchase price of $1,000), with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the principal amount plus the contingent coupon and (ii) realize a loss on the initial investment.

Assumptions:

Term:	Approximately 12 months
Observation Dates:	Quarterly
Contingent Coupon Rate:	18% per annum (or 4.50% per quarter)
Contingent Coupon per 100 Notes:	$45 per quarter
Initial Level:	100
Coupon Barrier:	80 (which is equal to 80% of the Initial Level)
Downside Threshold:	80 (which is equal to 80% of the Initial Level)

Underlying Return of Underlying Asset	Payment at Maturity
40.00%	$1,045
20.00%	$1,045
15.00%	$1,045
10.00%	$1,045
9.00%	$1,045
8.00%	$1,045
7.00%	$1,045
5.00%	$1,045
0.00%	$1,045
-10.00%	$1,045
-20.00%	$1,045
-30.00%	$700
-40.00%	$600
-50.00%	$500
-60.00%	$400
-70.00%	$300
-80.00%	$200
-90.00%	$100
-100.00%	$0

Payment at maturity equals the principal amount plus the contingent coupon; final level is equal to or greater than the downside thresholds.
Final level is less than the downside threshold: investor has full downside market exposure at maturity.

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Example 1 — The Closing Level of the Underlying Asset is equal to or greater than the Initial Level on the first Observation Date.

Date	Closing Level	Payment (per 100 Notes)
First Observation Date	110 (equal to or greater than Initial Level and Coupon Barrier)	$1,045
	Total Payment	$1,045 (4.50% total return)

Because the closing level of the underlying asset is equal to or greater than the initial level on the first observation date, the Notes are subject to an automatic call. UBS will pay on the call settlement date a total of $1,045 per 100 Notes (reflecting your principal amount plus the applicable contingent coupon), a 4.50% total return on the Notes. You will not receive any further payments on the Notes.

Example 2 — The Closing Level of the Underlying Asset is equal to or greater than the Initial Level on the third Observation Date.

Date	Closing Level	Payment (per 100 Notes)
First Observation Date	97 (equal to or greater than Coupon Barrier; less than Initial Level)	$45 (Contingent Coupon)
Second Observation Date	73 (less than Coupon Barrier)	$0
Third Observation Date	102 (equal to or greater than Initial Level and Coupon Barrier)	$1,045
	Total Payment	$1,090 (9.00% total return)

Because the closing level of the underlying asset is equal to or greater than the initial level on the third observation date, the Notes are subject to an automatic call. UBS will pay on the call settlement date a total of $1,045 per 100 Notes (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupon of $45 received in respect of the prior observation dates, you will have received a total of $1,090, a 9.00% total return on the Notes. You will not receive any further payments on the Notes.

Example 3 — The Notes are NOT subject to an Automatic Call and the Final Level of the Underlying Asset is equal to or greater than the Downside Threshold.

Date	Closing Level	Payment (per 100 Notes)
First Observation Date	96 (equal to or greater than Coupon Barrier; less than Initial Level)	$45 (Contingent Coupon)
Second Observation Date	77 (less than Coupon Barrier)	$0
Third Observation Date	89 (equal to or greater than Coupon Barrier; less than Initial Level)	$45 (Contingent Coupon)
Final Valuation Date	95 (equal to or greater than Coupon Barrier and Downside Threshold; less than Initial Level)	$1,045 (Payment at Maturity)
	Total Payment	$1,135 (13.50% total return)

Because the Notes are not subject to an automatic call and the final level is equal to or greater than the downside threshold, at maturity UBS will pay a total of $1,045 per 100 Notes (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $90 received in respect of the prior observation dates, UBS will have paid a total of $1,135, a 13.50% total return on the Notes.

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Example 4A — The Notes are NOT subject to an Automatic Call and the Final Level of the Underlying Asset is less than the Downside Threshold.

Date	Closing Level	Payment (per 100 Notes)
First Observation Date	80 (equal to or greater than Coupon Barrier; less than Initial Level)	$45 (Contingent Coupon)
Second Observation Date	87 (equal to or greater than Coupon Barrier; less than Initial Level)	$45 (Contingent Coupon)
Third Observation Date	60 (less than Coupon Barrier)	$0
Final Valuation Date	40 (less than Coupon Barrier and Downside Threshold)	$1,000 × (1 + Underlying Return) = $1,000 × [1 + (-60%)] =$400 (Payment at Maturity)
	Total Payment	$490 (51.00% loss)

Because the Notes are not subject to an automatic call and the final level of the underlying asset is less than the downside threshold, at maturity UBS will pay a total of $400 per 100 Notes. When added to the contingent coupons of $90 received in respect of the prior observation dates, UBS will have paid a total of $490, a 51.00% loss to you on the Notes.

Example 4B — The Notes are NOT subject to an Automatic Call and the Final Level of the Underlying Basket is less than the Downside Threshold.

Date	Closing Level	Payment (per 100 Notes)
First Observation Date	80 (equal to or greater than Coupon Barrier; less than Initial Level)	$45 (Contingent Coupon)
Second Observation Date	87 (equal to or greater than Coupon Barrier; less than Initial Level)	$45 (Contingent Coupon)
Third Observation Date	60 (less than Coupon Barrier)	$0

The below illustrates the calculation of the underlying return on the final valuation date and the payment at maturity for a hypothetical underlying basket comprised of three basket assets with the following assumptions:

Basket Asset	Basket Asset Weight	Basket Asset Return
A	40%	-70%
B	20%	-60%
C	40%	-50%

Given the above assumptions, the final level would be calculated as follows:

Final Level	= 100 × (1 + (A basket asset weight × A basket asset return) +
(B basket asset weight × B basket asset return) +
(C basket asset weight × C basket asset return))
= 100 × (1 + (40% × -70%) + (20% × -60%) + (40% × -50%)) = 40

The underlying return would then be calculated as follows:

Underlying Return =	Final Level – Initial Level	= 40 – 100 = -60%
	Initial Level	100

Therefore, the payment at maturity is calculated as follows:

$1,000 × [1 + Underlying Return] = $1,000 × [1 + (-60%)] = $400

Because the Notes are not subject to an automatic call and the final level of the underlying basket is less than the downside threshold, at maturity UBS will pay a total of $400 per 100 Notes. When added to the contingent coupons of $90 received in respect of the prior observation dates, UBS will have paid a total of $490, a 51.00% loss to you on the Notes, which is identical to the scenarios described above in Example 4A.

PS-15

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any payments in respect of an automatic call, contingent coupon or any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

PS-16

Risk Factors

Risk Factors

The return on the Notes is linked to the performance of the underlying asset or underlying basket and will depend on whether the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier on any observation date and, if the Notes are not subject to an automatic call, whether the final level is equal to or greater than the downside threshold. Investing in the Notes is not equivalent to a direct investment in the underlying asset, underlying basket or underlying constituents. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus, the index supplement and the applicable supplements before investing in the Notes.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the Notes only applies at maturity and is not guaranteed. You may lose a significant portion or all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that we will not necessarily make periodic coupon payments or repay the principal amount of the Notes at maturity. If the Notes are not subject to an automatic call, we will repay you the principal amount of your Notes in cash only if the final level of the underlying asset or underlying basket is equal to or greater than the downside threshold and will only make such payment at maturity. If the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

The contingent repayment of principal applies only at maturity.

You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or the underlying basket is equal to or greater than the downside threshold. All payments on the Notes are subject to the creditworthiness of UBS.

You may not receive any contingent coupons with respect to your Notes.

UBS will not necessarily make periodic coupon payments on the Notes. UBS will pay a contingent coupon for each observation date on which the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier. If the closing level of the underlying asset or underlying basket is less than the coupon barrier on any observation date, UBS will not pay you the contingent coupon applicable to such observation date. If the closing level of the underlying asset or underlying basket is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.

Your potential return on the Notes is limited to the contingent coupons and you will not participate in any appreciation of the underlying asset or underlying basket or underlying constituents.

The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of any appreciation of the underlying asset or underlying basket. In addition, your return on the Notes will vary based on the number of observation dates, if any, in which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Notes are subject to an automatic call, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Because the Notes may be subject to an automatic call as early as the first observation date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Furthermore, if the Notes are not subject to an automatic call, you may be subject to the decline in the level of the underlying asset or underlying basket even though you cannot participate in any appreciation in the level of the underlying asset or underlying basket. As a result, the return on an investment in the Notes could be less than the return on a direct investment in the underlying asset or underlying basket. In addition, as an owner

PS-17

Risk Factors

of the Notes, you will not have voting rights or any other rights of a holder of any underlying equity or underlying constituents.

Any payment on the Notes is subject to the creditworthiness of UBS.

The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Notes and you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment if UBS were to default on its obligations.

You will not receive dividend payments on any underlying equity or underlying constituents or have the same rights as holders of any underlying asset or underlying constituent.

You will not receive any dividend payments or other distributions on any underlying equity or underlying constituents. As an owner of the Notes, you will not have voting rights or any other rights that holders of any underlying equity or underlying constituents may have.

The return on your Notes will not reflect the return you would realize if you actually owned the underlying assets, basket assets or underlying constituents and held such investment for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying asset, basket assets or underlying constituents during the term of the Notes, and not on whether the Notes are subject to an automatic call, whether the closing level is equal to or greater than the coupon barrier on any observation date or whether a the final level is equal to or greater than the downside threshold;
➢	in the case of a direct investment in any underlying equity or underlying equity constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;
➢	an investment directly in the underlying asset, basket assets or underlying constituents is likely to have tax consequences that are different from an investment in the Notes; and
➢	an investment directly in the underlying asset, basket assets or underlying constituents may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.

A higher contingent coupon rate or lower downside threshold or coupon barrier may reflect greater expected volatility of the underlying asset or underlying basket, and greater expected volatility generally indicates an increased risk of loss at maturity.

The economic terms for the Notes, including the contingent coupon rate, coupon barrier and downside threshold, are based, in part, on the expected volatility of the underlying asset or underlying basket at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset or underlying basket. The greater the expected volatility of the underlying asset or underlying basket as of the trade date, the greater the expectation is as of that date that the closing level of the underlying asset or underlying basket could be less than the coupon barrier on any observation date and that the final level of the underlying asset or underlying basket could be less than the downside threshold on the final valuation date and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower downside threshold and/or coupon barrier than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, a relatively lower downside threshold and/or coupon barrier may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the

PS-18

Risk Factors

downside market risk of the underlying asset or underlying basket and the potential to lose a significant portion or all of your initial investment.

The Notes may be subject to an automatic call and are subject to reinvestment risk.

The Notes will be subject to an automatic call if the closing level of the underlying asset or underlying basket is equal to or greater than the initial level on any observation date prior to the final valuation date. Because the Notes could be subject to an automatic call, the term of your investment may be limited. In the event that the Notes are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Additionally, because the Notes will be subject to an automatic call if the closing level of the underlying asset or underlying basket is equal to or greater than the initial level on any observation date prior to the final valuation date, periods that do not result in the Notes being subject to an automatic call generally coincide with a period of greater risk of principal loss on your Notes.

There can be no assurance that the investment view implicit in the Notes will be successful.

It is impossible to predict whether and the extent to which the level of the underlying asset or underlying basket will rise or fall and there can be no assurance that the closing level of the underlying asset or underlying basket will be equal to or greater than the coupon barrier on any observation date, or, if the Notes are not subject to an automatic call, that the final level of the underlying asset or underlying basket will be equal to or greater than the downside threshold. The levels of the underlying asset or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuer, the underlying constituent issuers or the constituent commodities of such index or ETF. If an underlying asset or basket asset, as applicable, is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing a significant portion or all of your initial investment. If an underlying asset or basket asset, as applicable, is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such index or ETF in general and its underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.

The determination as to whether the contingent coupon is payable to you on any coupon payment date or whether the Notes are subject to an automatic call, or the formula for calculating the payment at maturity of the Notes does not take into account all developments in the level of the underlying asset or underlying basket.

The calculation of the amount payable, if any, at maturity or upon automatic call of the Notes may not reflect changes in the levels of the underlying asset or underlying basket during the periods between each observation date may not be reflected in the determinations as to whether the contingent coupon is payable to you on any coupon payment date or whether the Notes are subject to an automatic call, or the calculation of the amount payable at maturity of the Notes. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date and whether the Notes are subject to an automatic call, by observing only the closing level of the underlying asset or underlying basket on any observation date. The calculation agent will calculate the payment at maturity by comparing only the final level of the underlying asset or underlying basket relative to the initial level of the underlying asset or underlying basket. No other levels or values will be taken into account. As a result, you may lose a significant portion or all of your initial investment even if the level of the underlying asset or underlying basket has risen at certain times during the term of the Notes before falling to a closing level that is less than the downside threshold on the final valuation date.

If the Notes are linked to an underlying basket, changes in the levels of the basket assets may offset each other.

If the Notes are linked to an underlying basket, the return on the Notes will be linked to a weighted basket comprised of the basket assets. While the levels of some basket assets may increase over the term of the Notes, the levels of other basket assets may increase by less during the term of the Notes and may even decline. Therefore, increases in the levels of one or more basket assets may be offset by lesser increases or decreases in the levels of one or more of the other basket assets when determining whether the closing level of the underlying basket is equal to or greater than the initial level, or, if the Notes are not subject to an automatic call, whether the final level of the

PS-19

Risk Factors

underlying basket is less than the downside threshold and in calculating the underlying return and the payment at maturity on the Notes. Additionally, differing weights of the basket assets amplifies this offsetting effect because more heavily weighted basket assets will have a larger impact on the closing levels and underlying return than lesser weighted basket assets.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting an underlying equity, the calculation agent may adjust the initial level, coupon barrier, downside threshold, and/or final level, as applicable, of the affected underlying equity and any other term of the Notes. However, the calculation agent is not required to adjust the terms of the Notes for every corporate event that could affect an underlying equity. For example, the calculation agent is not required to make any adjustments if an underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to an underlying equity. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Notes. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Role of Calculation Agent” for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Notes may be based on securities issued by a different issuer and not on the original underlying equity.

Reorganization Events: If an underlying equity is subject to certain reorganization events relating to the respective underlying equity issuer, where such issuer is not the surviving entity, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call or the amount you receive at maturity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If any underlying equity issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security to replace the underlying equity as defined below under “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs: If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call or the amount you receive at maturity will be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the underlying equity may be replaced with a security issued by another company, or in the case of an ETF, may be replaced with a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such discontinuance, delisting or suspension of trading in an underlying equity

PS-20

Risk Factors

or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Notes — Delisting or Suspension of Trading in an Underlying Equity” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial level, closing level or final level of the underlying asset, underlying basket or any basket asset, and therefore any coupon payment date, call settlement date and the maturity date, if a market disruption event occurs on the trade date or any observation date, including the final valuation date.

The calculation agent will determine the closing level of the underlying asset, underlying basket or any basket asset on each observation date and the final level on the final valuation date. The determination of the closing level or final level with respect to those dates may be postponed with respect to an underlying asset, underlying basket or a basket asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset or basket asset on such date. If such a postponement occurs, the calculation agent will determine the closing level or final level, as applicable, of the underlying asset, underlying basket or basket asset by reference to the closing level or final level, as applicable, for the underlying asset or affected basket asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or affected basket asset.

In no event, however, will any observation date or the final valuation date be postponed by more than eight trading days. As a result, the maturity date for the Notes could also be postponed, although not by more than eight trading days. If the determination of the closing level of the underlying asset or affected basket asset on any observation date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to the underlying asset or basket asset on that day, the calculation agent will nevertheless determine the closing level or final level, as applicable, of the underlying asset or basket asset on such day. In such an event, the calculation agent will, in good faith, estimate the closing level or final level, as applicable, for the underlying asset or any basket asset that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Notes — Market Disruption Events”, which may adversely affect the return on your investment in the Notes. If a market disruption event has occurred or is continuing with respect to the underlying asset or basket asset on the originally-scheduled final valuation date or observation date, the maturity date, call settlement date or coupon payment date will be postponed to maintain the same number of business days leading to the relevant payment date as existed prior to the postponement(s). A postponement of any observation date shall have no effect on any subsequent observation dates.

The calculation agent may also postpone the determination of the initial level of an underlying asset or the basket assets, as applicable, on the trade date specified in the applicable supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on that date. If the trade date is postponed, the calculation agent may adjust the observation dates, final valuation date and maturity date to ensure that the stated term of that offering of the Notes remains the same.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Notes

Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

PS-21

Risk Factors

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes; sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Notes and may stop making a market at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying asset or underlying basket has risen since the trade date. The potential returns described in the applicable supplements are possible only in the case that you hold your Notes to maturity or until the Notes are subject to an automatic call.

The terms and features of the Notes at issuance and the market value of the Notes may be influenced by unpredictable factors.

Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the terms and features of your Notes at issuance and the market value of the Notes prior to maturity. Generally, we expect that the level of the underlying asset or underlying basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence terms and features of the Notes and their market value include:

➢	the volatility of the underlying asset, basket assets or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Notes);
➢	for any underlying asset or any basket asset that is an index, changes to the composition of the index and changes to index constituents;
➢	for any underlying asset or basket asset that is an ETF, changes to the composition of the ETF and changes to underlying constituents;
➢	for any underlying index or ETF, the market prices of any underlying constituents;
➢	whether the level of the underlying asset or underlying basket is currently or has been less than the coupon barrier;
➢	the dividend rate paid on any underlying equity or any underlying equity constituents (while not paid to holders of the Notes, dividend payments on any underlying equity or underlying equity constituents may influence the value of the Notes);
➢	interest rates in the U.S. market and each market related to the underlying assets or underlying constituents;
➢	the time remaining to the maturity of the Notes;
➢	the availability of comparable instruments and supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;
➢	if an underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;
➢	for any underlying index or ETF having index constituents or underlying constituents that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	for any ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying asset, basket assets or underlying constituents generally.
PS-22

Risk Factors

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the terms and features of your Notes at issuance and the market value of your Notes may offset or enhance the effect of another factor. For instance, it is possible for the level of the underlying asset or underlying basket to increase while the market value of the Notes declines and the value of the Notes prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Notes is likely to adversely affect secondary market prices of the Notes.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Notes in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING ASSETS AND UNDERLYING BASKETS

The respective underlying asset, basket assets or underlying constituents are subject to various market risks.

The respective underlying asset, basket assets or underlying constituents are subject to various market risks. Consequently, the level of an underlying asset or basket assets, and therefore the underlying basket, may fluctuate depending on the market(s) in which the applicable underlying asset, basket assets or underlying constituents operate. Market forces outside of our control could cause the closing level of the underlying asset or underlying basket to be less than the coupon barrier on any observation date, or the final level of the underlying asset or underlying basket to be less than the downside threshold, respectively. The level of the underlying asset or underlying basket can rise or fall sharply due to factors specific to the underlying asset, basket assets or underlying constituents, such as price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. To the extent that the underlying asset is an underlying equity, the applicable supplement will provide a brief description of the underlying equity issuer to which the Notes we offer are linked. We urge you to review financial and other information filed periodically by each underlying equity issuer with the SEC.

UBS and its affiliates have no affiliation with any underlying equity issuer or underlying constituent issuer and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with any underlying equity issuer or underlying constituent issuer and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer or underlying constituent issuer. No underlying equity issuer or underlying constituent issuer is involved in the offering of the Notes in any way and has no obligation to consider your interests as owner of the Notes in taking any corporate actions that might affect the market value of your Notes or your payment at maturity. An underlying equity issuer or underlying constituent issuer may take actions that could adversely affect the market value of the Notes.

The Notes are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer or underlying constituent issuer. No portion of the issue price you pay for the Notes will go to any underlying equity issuer or underlying constituent issuer.

Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying equity issuer(s) and each underlying equity from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity issuer or any underlying equity. You, as an investor in the Notes, should

PS-23

Risk Factors

make your own investigation into the respective underlying equity issuer(s) and the underlying asset or underlying basket for your Notes. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Notes and does not relate to any underlying equity or any underlying equity issuer or underlying constituent issuer.

UBS and its affiliates have no affiliation with any underlying index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) to which an issuance of the Notes may be linked (except for licensing arrangements discussed in the index supplement or the applicable supplement) and have no ability to control or predict their actions, including any errors in, or discontinuation of, public disclosure regarding methods or policies relating to the calculation of the applicable underlying index. If an index sponsor discontinues or suspends the calculation of an underlying index to which your Notes are linked, it may become difficult to determine the market value of the Notes and any amounts owed under the Notes. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or upon an automatic call will be determined by the calculation agent as described under “General Terms of the Notes — Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation” and “— Role of Calculation Agent”. No index sponsor is involved in the offering of the Notes in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Notes in taking any actions that might affect the market value of your Notes or your payment at maturity.

Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying index sponsor(s) and each underlying index to which your Notes are linked from publicly available information, without independent verification. You, as an investor in the Notes, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your Notes.

Changes that affect an underlying index will affect the market value of your Notes and the amount payable upon automatic call or at maturity of your Notes.

The policies of an index sponsor concerning the calculation of an underlying index, additions, deletions or substitutions of any underlying constituents and the manner in which changes affecting such underlying constituent issuers (such as stock dividends, reorganizations or mergers) and/or the underlying constituents (such as prolonged changes in market value, significantly decreased liquidity or if an underlying commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the amount payable on your Notes upon automatic call or at maturity and the market value of your Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if an index sponsor changes these policies, such as changing the manner in which it calculates an underlying index, or if an index sponsor discontinues or suspends calculation or publication of an underlying index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if a closing level or the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the relevant closing level or the final level—and thus whether the Notes are subject to an automatic call and any amount payable at maturity — as described under “General Terms of the Notes — Market Disruption Events”.

Historical performance of the underlying asset, basket assets or underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents during the term of the Notes.

The historical performance of the underlying asset, basket assets or underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents. As a result, it is impossible to predict whether the value(s) of the underlying asset, basket assets or underlying constituents will rise or fall. The level(s) of the underlying asset, underlying basket and basket assets, as applicable, will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying asset or basket assets, as applicable, and the market value(s) of the underlying asset, basket assets or underlying constituents.

PS-24

Risk Factors

Moreover, any underlying basket to which any Notes may be linked does not have a recognized market value and no historical performance data will be available. The closing levels of the basket assets will determine the initial level and final level of the underlying basket, and whether the Notes are subject to an automatic call on any observation date.

An investment in the Notes may be subject to risks associated with non-U.S. markets.

An underlying asset, basket asset or underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Notes linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where an underlying asset, basket asset or underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR; (2) is substituted or replaced by another underlying asset, basket asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an ETF or underlying index that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Index sponsors may substitute or replace underlying constituents with non-U.S. underlying constituents in accordance with their own policies and procedures.

For any ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Similarly, the levels of certain underlying indices that are comprised of underlying constituents which are quoted and traded in a non-U.S. currency, may reflect the U.S. dollar value of such underlying constituents. Therefore, holders of Notes based upon an ETF or these underlying indices may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying the ETF or underlying index, may be adversely affected and the value of the Notes may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset, basket asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Notes.

PS-25

Risk Factors

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying asset, basket asset or underlying constituent that is quoted and traded in a non-U.S. currency.

The underlying return for the Notes may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any underlying asset, basket asset or underlying constituent that are traded in currencies other than the U.S. dollar.

Although, as discussed above, an underlying asset, basket asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Notes are denominated in U.S. dollars, and the calculation of the amount payable on the Notes upon automatic call or at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the applicable underlying asset, basket asset or underlying constituent is denominated. The amount we pay in respect of the Notes upon automatic call or on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Notes”.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Increased volatility of the ETF can create further dislocations between the market value and net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If an underlying equity is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Notes is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

PS-26

Risk Factors

If an underlying equity is an ADR, the trading price of such ADRs and the trading price of the Notes linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Notes is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Notes is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If an underlying equity is an ADR, you should be aware that your Notes are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Notes.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND ETFS WITH UNDERLYING COMMODITIES

In the case of Notes linked to a commodities index or an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Notes in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index or an ETF with underlying commodities and, therefore, the value of your Notes in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, such Notes may not offer direct exposure to commodity spot prices.

Your Notes may be linked to an index (or ETF with underlying commodities) that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Notes may underperform a similar investment that is linked to commodity spot prices.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In

PS-27

Risk Factors

addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index that is a commodity index(or ETF with underlying commodities) and, therefore, the value of your Notes.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Notes may be linked to an index (or ETF with underlying commodities) that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index or ETF commodities included in any underlying index or ETF and the markets for those index or ETF commodities during the term of your Notes. To the extent the index or ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index (or ETF with underlying commodities) to which your Notes are linked and, accordingly, decrease the possibility of receiving a contingent coupon and the payment you receive at maturity if the Notes are not subject to an automatic call.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any underlying equity or any underlying constituent, or other derivative products based on any underlying equity or any underlying constituent may adversely affect any amount payable upon automatic call or at maturity and the market value of the Notes.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the basket assets, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of any underlying asset, basket asset or underlying constituent and, therefore, probability of any contingent coupon becoming payable, the occurrence of an automatic call, the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in any underlying asset, basket asset or underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any underlying asset, basket asset or underlying constituent and, therefore, probability of any contingent coupon becoming payable, the occurrence of an automatic call, the amount payable at maturity and the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any underlying asset, basket asset or underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Notes.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Notes, although they are not obligated to do so. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

PS-28

Risk Factors

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying asset, basket assets and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of such underlying asset, basket asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer or underlying constituent issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the level of any underlying asset, basket asset or underlying constituent, as applicable, and, therefore, the probability of any contingent coupon becoming payable, the occurrence of an automatic call, the amount payable at maturity and the market value of the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the level of the underlying asset, basket assets or underlying constituents or the market value of, and your return on, the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset, basket assets or underlying constituents to which the Notes are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing level of the underlying asset or underlying basket is equal to or greater than the initial level or coupon barrier on any observation date and the downside threshold on the final valuation date, respectively, and, accordingly, the payment on the applicable call settlement date, coupon payment date or at maturity on the Notes. We may change the calculation agent after the settlement date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying asset or a basket asset has occurred or is continuing on any observation date or the final valuation date, as applicable. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect whether the Notes are subject to an automatic call and any payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute an underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If an underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Notes.

PS-29

Risk Factors

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Notes, we do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable supplement. If the IRS were successful in asserting an alternative treatment for the Notes, the timing and/or character of income on the Notes could be affected materially and adversely. Please read carefully the sections entitled “What are the Tax Consequences of the Notes?” in the summary section and “Supplemental U.S. Tax Considerations” herein. You should consult your tax advisor about your tax situation.

Further, there exists a potential risk that an investment in Notes that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” or a basket that contains ETFs, PFICs, REITs or other “pass-thru entities” could be treated as a “constructive ownership” transaction, which could result in part or all of any long-term capital gain realized by you on sale, exchange, automatic call, redemption or maturity of a Note being recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

The IRS has released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the Notes purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

PS-30

Risk Factors

The U.S. withholding tax treatment of the contingent coupons is uncertain for Non-U.S. holders

The U.S. federal income tax treatment of the contingent coupons is unclear. Unless otherwise stated in the applicable supplements and subject to the discussions entitled “Supplemental U.S. Tax Considerations — Non-U.S. Holders — Section 871(m)” and “ — Foreign Account Tax Compliance Act”, we currently do not intend to withhold any tax on any contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) and will not pay any additional amounts with respect to amounts so withheld. If you are a non-U.S. holder, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes in light of your particular circumstances.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

PS-31

General Terms of the Notes

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes. The applicable supplement may use different defined terms than those used herein to describe the Notes.

Denomination

Unless otherwise specified in the applicable supplement, the Notes will have a $10 principal amount per Note and a minimum investment of 100 Notes (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Note. Purchases and sales of Notes with a $10 principal amount made in the secondary market, if any exists, are not subject to the minimum investment of 100 Notes.

Contingent Coupon Feature

UBS will pay you the applicable contingent coupon for each Note you own during the term of the Notes, periodically in arrears on the applicable coupon payment date, which will generally be two to five business days following the relevant observation date, if the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier on any observation date. However, if the closing level of the underlying asset or underlying basket is less than the coupon barrier on any observation date, UBS will not pay you the contingent coupon applicable to such observation date.

The “contingent coupon” applicable to each observation date will be a fixed amount based upon a rate per annum (the “contingent coupon rate”), each as specified in the applicable supplement. The applicable supplement may specify that the contingent coupon rate will be a variable or floating rate, in which case the contingent coupon will be a non-fixed amount based on unequal installments at such contingent coupon rate.

The “coupon barrier” is a specified level of the underlying asset or underlying basket that is less than the initial level as specified in the applicable supplement. The coupon barrier for the underlying asset or underlying basket will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if the closing level is less than the coupon barrier on any observation date, UBS will not pay the contingent coupon on the corresponding coupon payment date.

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of the underlying asset or underlying basket is less than the coupon barrier.

Automatic Call Feature

UBS will automatically call the Notes (an “automatic call”) if the closing level of the underlying asset or underlying basket on any observation date prior to the final valuation date is equal to or greater than the initial level. If the Notes are subject to an automatic call, UBS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the contingent coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.

Payment at Maturity for the Notes

PS-32

General Terms of the Notes

If the Notes are not subject to an automatic call, at maturity UBS will pay you a cash payment, for each Note that you hold, that will be based on whether the final level is less than the downside threshold, calculated as follows:

➢	If the final level is equal to or greater than the downside threshold:

Principal Amount of $10.

➢	If the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Under these circumstances, you will lose a significant portion or all of your initial investment.

As discussed above, if the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier, UBS will also pay you the contingent coupon otherwise due on the maturity date.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Defined Terms Relating to Payment on the Notes

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Final Level – Initial Level
Initial Level

In the case of an offering of the Notes linked to an underlying basket, the underlying return may be referred to as the “basket return”, or in such other manner as may be specified in the applicable supplement.

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the trade date,
➢	an underlying index, the closing level of such underlying index on the trade date, or
➢	an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the final valuation date,
➢	an underlying index, the closing level of such underlying index on the final valuation date, or
➢	an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured from the trade date to the final valuation date.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as

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described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

The “downside threshold” will be a specified level of the underlying asset or underlying basket that will be less than the initial level, as specified in the applicable supplement. The downside threshold will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

The applicable supplement will specify the trade date, the settlement date, the potential call settlement dates, the observation dates, the coupon payment dates, the final valuation date and the maturity date, as well as the respective terms of each offering of the Notes, including the underlying asset or underlying basket.

The calculation agent may adjust the terms of the Notes for an underlying asset or underlying basket in the case of antidilution and reorganization events described below under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Coupon Payment Dates; Call Settlement Date

If the closing level of the underlying asset or underlying basket is equal to or greater than the coupon barrier on any observation date, UBS will pay the applicable contingent coupon on the coupon payment date corresponding to such observation date, which will generally be two to five business days following such observation date unless otherwise specified in the applicable supplement.

Additionally, if the Notes are subject to an automatic call on any observation date prior to the final valuation date, the call settlement date will be the coupon payment date corresponding to such observation date set forth in the applicable supplement.

As described under “— Observation Dates” below, the calculation agent may postpone an observation date — and therefore a coupon payment date or call settlement date, as applicable — if a market disruption event occurs or is continuing on a day that would otherwise be an observation date. We describe market disruption events under “— Market Disruption Events” below. Any contingent coupon payable on a coupon payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled coupon payment date.

Observation Dates

The observation dates for your Notes will be the dates set forth in the applicable supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to the underlying asset or underlying basket on any such day. In that event, the observation date for the underlying asset or underlying basket will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an observation date for the Notes be postponed by more than eight trading days. In addition, the postponement of one or more observation dates shall have no effect on any subsequent observation dates.

If any observation date specified in the applicable supplement occurs on a day that is not a trading day, such observation date will be the next following trading day.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable supplement. If the Notes are not subject to an automatic call, the Notes will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. The last potential call settlement date will also be the maturity date. If the calculation agent postpones the final valuation date with respect to the underlying asset or any basket asset, as applicable, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “— Final Valuation Date”, the calculation agent may postpone the final valuation date for the underlying asset or a basket asset, as applicable, if a market disruption event occurs or is continuing with respect to such underlying asset or

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basket asset on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Final Valuation Date

The final valuation date for your Notes will be the date specified in the applicable supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying asset or a basket asset, as applicable. In that event, the final valuation date for the disrupted underlying asset or basket asset, as applicable, will be the first following trading day on which the closing level of such underlying asset or basket asset, as applicable, is determined and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying asset or basket asset, as applicable. In no event, however, will the final valuation date — and, therefore, the maturity date — for the Notes be postponed by more than eight trading days with respect to any underlying asset or basket asset, as applicable.

If a particular offering of the Notes is linked to an underlying basket, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for another basket asset included in such underlying basket. If, on the originally scheduled final valuation date, no market disruption event with respect to a particular basket asset occurs or is continuing, then the determination of the final level relating to such basket asset will be made on the originally scheduled final valuation date and will not be postponed with respect to such basket asset, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other basket assets.

A postponement of the final valuation date for a particular offering of the Notes will not affect the final valuation date for any other offering of the Notes.

If the final valuation date specified in the applicable supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

Closing Level for an Underlying Equity

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying equity on any trading day means:

➢	if the underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or
➢	if, following certain reorganization events affecting the underlying equity or following delisting or suspension of trading in the underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”); or
➢	if the underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Closing Level for an Underlying Index

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Unless otherwise specified in the applicable supplement, the “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or
➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the underlying constituents of such index, each as determined by the calculation agent.

Market Disruption Events

The calculation agent will determine the closing level on any observation date and the final level on the final valuation date based upon the closing level(s) of the underlying asset or the basket assets, as applicable, and whether the closing level or final level of the underlying asset or underlying basket is less than the initial level, coupon barrier or downside threshold, on the relevant observation date or final valuation date, as applicable, specified in the applicable supplement for each offering of the Notes. If the calculation agent determines that, on any observation date or the final valuation date, a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset, the affected date for that offering of the Notes may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the closing level or final level, as applicable, by reference to the closing level for the disrupted underlying asset or basket asset, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or basket asset. If, however, the affected date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level or final level, as applicable, on such day. In such an event, the calculation agent will, in good faith, estimate the closing level or final level for the underlying asset or basket asset that would have prevailed in the absence of the market disruption event, in each case as applicable.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone any observation date or the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level of the underlying asset or a basket asset, as applicable, on such date.

If a particular offering of the Notes is linked to an underlying basket, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for another basket asset included in such underlying basket. If, on the originally-scheduled observation date or the final valuation date, no market disruption event with respect to a particular basket asset occurs or is continuing, then the determination of the closing level or final level, as applicable, relating to such basket asset will be made on the originally-scheduled observation date or final valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket assets.

The calculation agent may also postpone the determination of the initial level of the underlying asset or the basket assets, as applicable, on the trade date specified in the applicable supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on that date. If the trade date is postponed, the calculation agent may adjust the observation dates, final valuation date and maturity date to ensure that the stated term of that offering of the Notes remains the same.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Market Disruption Events for an Underlying Equity

If a particular offering of the Notes is linked to an underlying equity, any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Notes, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an ETF, to the target index of such ETF;
➢	if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying

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constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Notes, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Notes, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying equity:

➢	a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, if an underlying equity is an ETF, to the target index or underlying constituents of the ETF.

Market Disruption Events for an Underlying Index

If a particular offering of the Notes is linked to an underlying index, any of the following will be a market disruption event with respect to a particular underlying index related to a particular offering of the Notes, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a change in the settlement price of any option or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual option or futures contract included in an underlying index;
➢	an underlying index is not published; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events with respect to any underlying index:

➢	a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of underlying constituents in the primary market or markets for those

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contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, coupon barrier, downside threshold or final level and the amount payable on any call settlement date, coupon payment date or at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of an underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying return, initial level, coupon barrier, downside threshold or final level or the amount payable upon an automatic call or at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on the Notes is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the underlying equity constituents or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial level, coupon barrier, downside threshold, final level and the amount payable upon automatic call or at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset

For any offering of the Notes relating to an underlying equity or containing an equity basket asset, the initial level, coupon barrier, downside threshold, and/or final level, as applicable, or any other term of the Notes, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, coupon barrier, downside threshold and/or final level, as applicable, of the affected underlying equity or any other term of the Notes, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Notes is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the initial level, coupon barrier and downside threshold, as applicable, will each be halved. On the other hand, if an offering of the Notes is linked to an underlying basket containing any equity basket asset and an adjustment is required because of a two-for-one stock split, then the required adjustment will be made with respect to that equity basket asset, as if it alone were the underlying equity and no adjustment will be made with respect to the other unaffected equity basket assets. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity, if applicable, in the event of a consolidation or merger of the applicable

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underlying equity issuer with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Notes.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, coupon barrier, downside threshold and/or final level for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, coupon barrier, downside threshold and/or final level, as applicable, of the underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, coupon barrier, downside threshold and/or final level of the underlying equity. All terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Notes are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable supplement for your Notes, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying equity, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of an underlying equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of an underlying equity of:
➢	additional shares of an underlying equity as described under “— Stock Dividends or Distributions ” below,

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➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of an underlying equity, as applicable, or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying equity, as applicable, or other assets;
➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying equity is subject to a stock split or a reverse stock split, then the initial level, the coupon barrier and the downside threshold, as applicable, will each be adjusted by dividing the prior initial level, prior coupon barrier and prior downside threshold by the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the initial level, the coupon barrier and downside threshold, as applicable, will each be adjusted by dividing the prior initial level, prior coupon barrier and prior downside threshold by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The terms of the Notes will not be adjusted to reflect dividends or other distributions paid with respect to an underlying equity, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to an underlying equity as described under “— Transferable Rights and Warrants” below;
➢	if an underlying equity is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”; and
➢	extraordinary cash dividends described below.

For any offering of the Notes, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any,

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for an underlying equity by an amount equal to at least 10% of the closing level of an underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, the initial level, coupon barrier and downside threshold, as applicable, will each be adjusted by dividing the prior initial level, prior coupon barrier and prior downside threshold, as applicable, by the ratio of the closing level of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in an underlying equity, or an issuance of rights or warrants with respect to an underlying equity that is also an extraordinary dividend, will result in adjustments to the initial level, coupon barrier and downside threshold, as applicable, or any other term of the Notes, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an underlying equity issuer issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing level of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, coupon barrier, downside threshold and/or final level, as applicable, of the underlying equity, or any other terms of the Notes as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	the underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;
(b)	the underlying equity issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;
(c)	any statutory share exchange involving outstanding shares of the underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;
(d)	the underlying equity issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
(e)	the underlying equity issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);
(f)	the underlying equity issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

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(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the underlying equity issuer or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to an underlying equity occurs, then the determination of the closing level or final level, as applicable, will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying equity prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event.

We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

If an offering of the Notes is linked to an underlying basket and a reorganization event occurs with respect to an equity basket asset, the required adjustment will be made with respect to that equity basket asset, as if it alone were the underlying equity. More specifically, the distribution property will only replace the affected equity basket asset in the determination of the final level by the calculation agent, taking into consideration the weight of the affected equity basket asset, and no adjustment will be made with respect to the other unaffected equity basket assets.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying equity that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying equity for that offering of the Notes. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, assume an offering of the Notes is linked to one underlying equity and the respective underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying equity for each Note in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset”, as if the common shares were issued by the respective underlying equity issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due on the Notes, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to an applicable underlying equity mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying equity for the particular offering of the Notes. Similarly, references to the respective underlying equity issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the relevant date of

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determination, the closing level of such non-U.S. securities as of such date will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on any date of determination in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying equity issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in an Underlying Equity” below) to replace such underlying equity that is affected by any such share-for-cash event or issuer merger event (the “original underlying equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed under the Notes by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying equity exists, then the calculation agent will deem the closing level of the original underlying equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the underlying equity on each remaining trading day (including each observation date) to, and including, the final valuation date.

If an ADR is serving as an underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If an offering of the Notes is linked to an underlying basket and two or more issuers of underlying equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected underlying equities (with no adjustment to any underlying equities not affected by the merger, combination or consolidation). The calculation agent will make the corresponding adjustment(s), if any, to any relevant initial levels, downside thresholds and/or final levels, as applicable, and any other relevant term, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Delisting or Suspension of Trading in an Underlying Equity

If a common stock serving as an underlying equity is delisted or trading of the underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity.

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General Terms of the Notes

If a common stock serving as an underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the applicable underlying equity issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the applicable underlying equity issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Notes with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the applicable underlying equity issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group” classification, in each case, as the applicable underlying equity issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed under the Notes by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

If the applicable underlying equity is delisted or trading of the applicable underlying equity is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying equity exists, then the calculation agent will deem the closing level of the applicable underlying equity on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable underlying equity on each remaining trading day (including each observation date) to, and including, the final valuation date.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying equity, and the calculation agent will make any required adjustment to the initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed under the Notes by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the closing level of the underlying equity on any observation date and the underlying return or basket return, as applicable, on the final valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”, unless otherwise specified in the applicable supplement.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an underlying equity, as applicable.

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General Terms of the Notes

If an ETF serving as an underlying equity is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed under the Notes by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed under the Notes by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day (including each observation date) to, and including, the final valuation date.

If at any time the underlying index or the underlying constituents of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying equity by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of the series of Notes constituted by that Note. Although the terms of the Notes may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all

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Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Notes. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. dollars for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

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Manner of Payment and Delivery

Any payment on or delivery of your Notes upon an automatic call, on a coupon payment date or at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.

Regular Record Dates for Contingent Coupons

Unless otherwise specified in the applicable supplement, the regular record date relating to a payment for the Notes will be the business day prior to the coupon payment date.

Trading Day

In the case of an underlying equity, a “trading day” is a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such underlying equity is listed or admitted for trading. With respect to an underlying equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading. In the case of an underlying index, the calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the underlying constituents.

Business Day

When we refer to a business day with respect to your Notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. The settlement date, coupon payment dates, call settlement dates and maturity date for your Notes will be the dates specified in the applicable supplement, unless such specified date is not a business day, in which case the applicable date will be the next following business day.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the settlement date of the Notes without notice. The calculation agent will make all determinations regarding the payment at maturity, market disruption events, antidilution and reorganization adjustments, business days, trading days, observation dates, the default amount, the underlying return, the closing level, the initial level, the final level, the coupon barrier, the downside threshold, the amount payable in respect of your Notes and all other determinations with respect to the Notes in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable supplement.

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Use of Proceeds and Hedging

The net proceeds from the offering of the Notes will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases and sales of underlying assets, basket assets and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Notes, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of any underlying equities, basket assets and/or the underlying constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset, basket assets or underlying constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before the final valuation date for your Notes. That step may involve sales or purchases of the instruments described above. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Notes from time to time, and the payment at maturity of your Notes. See the “Risk Factors” section in this product supplement for a discussion of these adverse effects.

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Supplemental U.S. Tax Considerations

Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the Notes are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable supplements may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable supplement supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your Notes upon initial issuance and hold your Notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a financial institution or a bank,
➢	a regulated investment company or a real estate investment trust,
➢	a life insurance company,
➢	a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,
➢	a person that owns Notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Notes or a “wash sale” with respect to the Notes or the underlying asset or underlying basket, or
➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, and changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Note, you should consult your tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over its administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

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Supplemental U.S. Tax Considerations

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Notes.

In addition, we will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the sale, exchange, automatic call, redemption or maturity of a Note. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a Note are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Notes described below and as to the application of state, local or other tax laws (including non-U.S. tax law to your investment in your Notes. The risk that the Notes would be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is greater than with other equity-linked securities that do not guarantee repayment of principal.

Tax Treatment of the Notes

We believe that it would be reasonable to treat your Notes as pre-paid derivative contracts with respect to the underlying asset or underlying basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and U.S. holders will be consistent with such treatment. In purchasing your Notes, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Notes will be so treated.

Tax Consequences to U.S. Holders

Treatment of Contingent Coupons. Although the tax treatment of the contingent coupons is unclear, we intend to treat such contingent coupons (including any contingent coupon paid on or with respect to the maturity date or an automatic call) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, for cash-basis taxpayers this would require such contingent coupons be included in income when received and for accrual basis taxpayers when the right to receive, and amount of, such contingent coupon is fixed.

Tax Treatment on Sale, Exchange, Automatic Call or Redemption. Consistent with the tax characterization of the Notes set forth above, you should generally realize capital gain or loss on the sale, exchange, automatic call or receipt of cash upon a redemption at maturity of your Notes in an amount equal to the difference between the amount realized (other than pursuant to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) at such time and your tax basis in the Notes. Your tax basis in a Note should generally be the price you paid for your Notes. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Notes prior to an observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

It is possible that the IRS could assert that your holding period in respect of your Notes should end on the date on which the amount you are entitled to receive upon maturity of your Notes is determined, even though you may not receive any amounts from the issuer in respect of your Notes prior to the maturity of your Notes. In such case, you may be treated as having a holding period in respect of your Notes prior to the maturity of your Notes, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Notes at a time that is more than one year after the beginning of your holding period.

PS-50

Possible Change in Law

The IRS has released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any receipt of contingent coupon and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Additionally, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Notes described above. If the IRS were successful in asserting an alternative treatment of the Notes, the timing and character of income on your Notes could differ materially from our description herein.

Constructive Ownership

To the extent an underlying equity issuer or underlying constituent issuer is treated as a “pass-thru entity” for purposes of Section 1260 (e.g., a partnership, a regulated investment company or trust (such as shares of certain underlying equities that are ETFs), a PFIC, a REIT or certain other “pass-thru entities”), it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260. If the Notes were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the sale, automatic call or maturity of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We will not attempt to ascertain whether the underlying equity issuer or underlying constituent issuer would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you. You should refer to information filed with the SEC or another governmental authority by the underlying equity issuer or underlying constituent issuer.

Contingent Payment Debt Instrument.

If the Notes have a term of greater than one year, it is possible that the Notes could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Notes are so treated, you would be required to accrue interest income as original issue discount over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes with the result that your taxable income in any year could differ significantly from the contingent coupons, if any, you receive in that year. You would recognize gain or loss upon the sale, exchange, automatic call,

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Supplemental U.S. Tax Considerations

redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Note and decreased by any contingent coupons. Any gain you recognize upon the sale, exchange, automatic call, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement.

If the rules governing contingent coupon obligations apply, special rules would apply to a person who purchases Notes at a price other than the adjusted issue price as determined for tax purposes.

Contingent Short-Term Debt Instrument.

If your Notes have a term of one year or less, it is possible that the Notes could be treated as debt instruments subject to special rules for short-term debt instruments. However, there are no specific rules dealing with short-term debt instruments that provide for contingent coupons. You should consult your tax advisor as to the tax consequences of such a characterization.

Other Alternative Treatments.

Additionally, it is possible that your Notes could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, you would be required to accrue interest income (which may exceed in any tax year any contingent coupons) on such deposit over the term of the Notes based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and if the Notes are not redeemed, you may realize short term capital loss on the maturity date.

Additionally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent coupons paid under certain “notional principal contracts”. The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts and requires current accrual of income for some contracts already in existence. If the IRS or the U.S. Treasury Department successfully treated the Notes as notional principal contracts or publishes future guidance requiring current economic accrual for contingent coupons on forward or other derivative contracts, it is possible that you could be required to accrue income over the term of the Notes in excess of contingent coupons.

To the extent that an underlying asset includes commodities, it is possible that the IRS could assert that Section 1256 of the Code should apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes or the relevant portion of your Notes would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value).

Furthermore, the IRS could possibly assert that (i) you should be treated as owning the components of an underlying asset, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the underlying asset, (iii) any gain or loss that you recognize upon the exchange or maturity of the Notes (including any amount attributable to an unpaid contingent coupon, as discussed above) should be treated as ordinary gain or loss (or as short-term capital gain or loss), (iv) you should be required to accrue interest income over the term of your Notes or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying asset that is attributable to ordinary income that is realized in respect of the component share or commodities that are part of the index to which your Notes relate.

It is also possible that the contingent coupons would be treated for U.S. federal income tax purposes as a return of capital which would reduce your tax basis in your Notes and result in greater gain or smaller loss on the sale, exchange, automatic call, redemption or maturity of your Notes.

You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations and treatments of your Notes for U.S. federal income tax purposes. Prospective

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Supplemental U.S. Tax Considerations

investors in Notes should consult their tax advisors as to the tax consequences to them of purchasing Notes including any alternative characterizations and treatments.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Asset Reporting

U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Notes or a sale of the Notes generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting

Cash proceeds received from a disposition of a Note may be subject to information reporting. We expect that contingent coupons will be subject to information reporting unless you qualify for an exemption. Cash proceeds and contingent coupons may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a fully completed and validly executed applicable IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) and will not pay any additional amounts with respect to amounts withheld.

In general, gain realized on the sale, exchange, automatic call, redemption or maturity of the Notes by a non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Notes is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.; or
➢	the non-U.S. holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange, automatic call, redemption or

PS-53

Supplemental U.S. Tax Considerations

maturity and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange, automatic call, redemption or maturity of the Notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If any underlying equity issuer or underlying constituent issuer and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a sale, exchange, automatic call, redemption or other taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity issuer or underlying constituent issuer as a United States real property holding corporation or the Notes as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the shares of the underlying asset or basket asset), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Notes should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Notes under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset or basket asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend

PS-54

Supplemental U.S. Tax Considerations

equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

If you are not a U.S. holder, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

PS-55

Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Notes will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

PS-56

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement, the index supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement, the index supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement, the index supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

PS-57